EXHIBIT 10.5

CONSULTING AGREEMENT

This Consulting Agreement is entered into as of July 17, 2013, by and between Information System Associates, Inc., a Florida Public company (the "Company"), and Abacus Securities, Inc., an International Business Corporation, (the "Consultant").

WITNESSETH:

WHEREAS, the Company desires to retain the services of the Consultant, and the Consultant desires to provide services to the Company, upon the term s and conditions set forth in this Consulting Agreement (the "Agreement");

NOW, THEREFORE, in consideration of the premise and the respective covenants and agreements of the parties set forth herein, each of the parties agrees as follows:

1. Consulting Services. The Consultant agrees to provide consulting services to the Company during the term of this Agreement to be used with any current client of the company, upon such terms and to the extent that the parties shall from time to time agree. The nature of services to be provided by the Consultant to the Company may include the following:

(a) advice and introductions concerning purchase order financing of the Company's products;

(b) business development assistance including terms of possible transactions and suggestions during negotiations;

(c) sales assistance through the development of business models and sales strategy;

(d) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations ;

(e) strategic consulting regarding product planning, market development, marketing and public relations;

(f) consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning;

(g) introductions to potential strategic partners and other alliance candidates;

(h) introductions to prospective customers for the Company 's products or services;

(i) introductions to sources of financing and capital.

2. Term. The term of this Agreement shall commence as of the date hereof and shall continue through July 16th, 2014.

3. Extent of Services. 1be Consultant agrees to provide such services described in Section I above either directly or through such persons as may be reasonably agreeable to the Company. The Company understands that the nature of the services to be provided are part time and that the Consultant will be engaged in other business and consulting activities during the term of this Agreement.

4. Compensation. The Company shall issue to Abacus Securities, Inc. two million shares of the company's common stock (2,000,000 shares of common stock). The shares shall carry piggy back registration rights with regards to any registration of equity shares the company may file with the SEC or United States Securities and Exchange Commission. The shares shall be considered fully paid, non-assessable and unencumbered.

5. Expenses. The Consultant is responsible for any incurred expenses unless coverage of said expenses is agreed to by the Company prior to incurrence.

6. Confidential Information .

(a) Confidentiality. Except as required in the performance of its duties to the Company, the Consultant shall treat as confidential and shall not, directly or indirectly, use, disseminate, disclose, publish or otherwise make available any Confidential Information (as such term is herein after defined) or any portion thereof. In furtherance of the foregoing, the Consultant shall be permitted to disclose Confidential Information to those of its employees, managers, members, agents, accountants, attorneys, consultants, potential financing sources and strategic partners who reasonably need to know such Confidential Information in order for the Consultant to reasonably perform its duties hereunder.

(b) Return of Confidential Information. Upon termination of this Agreement, and upon the written request of the Company, all documents, records, notebooks, computer files, tapes and diskettes and similar repositories containing Confidential Information , including copies thereof, then in the Consultant's possession, whether prepared by it or others, shall be promptly destroyed by the Consultant or returned to the Company. If at any time after the termination of this Agreement, the Consultant determines that it has any Confidential Information in its possession or control, it shall immediately destroy or return the same to the Company, including all copies and portions thereof.

(c) Definition. For purposes of this Agreement, the term "Confidential Information" means any and all information relating to the Company's products, customers, pricing or financing and is labeled or marked "confidential" when disclosed or made available to the Consultant and which is or becomes known by Consultant as a direct or indirect consequence of or through its relationship with the Company and not generally known in the industry in which the Company is or may become engaged. Confidential Information shall not include any information which (i) was known by the Consultant prior to receipt of such information by it from the Company, (ii) is independently discovered by the Consultant after the date hereof, (iii) comes or has come within the public domain through no act or failure on the part of the Consultant or (iv) is rightfully obtained by the Consultant after the date hereof from a third party which, to the knowledge of the Consultant, is lawfully in possession of such Confidential Information.

7. Remedies. The parties acknowledge that the remedies at law for the breach of the agreements and covenants set forth in Section 6 hereof are inadequate and that the Company shall be entitled to preliminary and permanent injunctive relief to the fullest extent available under applicable law enjoining the Consultant from engaging in any conduct constituting a breach of the agreements and covenants contained in Section 6 hereof. Such remedies shall be in addition to, and not in substitution of, any other remedies which the Company may have at law or in equity in the event of a breach or threatened breach of any of the foregoing agreements or covenants by the Consultant.

8. Status. The Consultant shall at all times be an independent contractor, rather than a co-venturer, agent, employee or representative of the Company.

9. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall. be deemed to have been given when personally delivered or sent by certified or registered mail or overnight courier to the respective addresses set forth in the first paragraph of this Agreement or such other address as to which one party may have notified the other in such manner.

10. Applicable Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Pennsylvania without regard to its conflict of law provisions.

11. Severability. In the event of the invalidity or unenforceability of any provision of this Agreement under applicable law, the parties agree that such invalidity or unenforceability shall in no way affect the validity or enforceability of any other provisions of this Agreement. The contract may be terminated at any time by either party for any reason with a 30 day written notice of termination.

12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or the Consultant, as appropriate.

13. Binding Effect. This Agreement shall be binding upon the parties and their respective successors and assigns.

14. Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation . The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. Consultant warrants and represents that all oral communications, written documents, or materials furnished to third parties by Consultant, originating with Consultant and to the extent not mirroring material furnished by Company, shall be accurate in all material respects. Consultant will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from any claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company, or from Consultant's negligence or misconduct.

15. Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge , the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not a Securities Broker Dealer or a Registered Investment Advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

16. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter hereof, and supercedes all prior discussions, negotiations and understandings between the parties with respect to such subject matter. This Agreement may not be changed orally but only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first written above.

Abacus Securities, Inc. The Matalon , Coney Drive Suite 404, PO Box 2079 Belize Ci	Information Systems Associates, Inc. 819 SW Federal Hwy. Suite 206 Stuart, FL 34994

By: /s/ Aaliyah Wittaker	By: /s/ Adrian Goldfarb
Aaliyah Wittaker, President	Adrian Goldfarb, President & COO